

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the
Consolidated Balance Sheet and Statement of Consolidated Capitalization as of
December 31, 1999 and related Statement of Consolidated Operations,
Comprehensive Income, Retained Earnings and Cash Flows for the twelve months ended December 31, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000022606
<NAME>     COMMONWEALTH EDISON COMPANY
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               DEC-31-1999
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   12,122,138
<OTHER-PROPERTY-AND-INVEST>                  2,687,303
<TOTAL-CURRENT-ASSETS>                       6,484,609
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               1,866,215
<TOTAL-ASSETS>                              23,160,265
<COMMON>                                     2,677,995
<CAPITAL-SURPLUS-PAID-IN>                    2,207,287
<RETAINED-EARNINGS>                            433,001
<TOTAL-COMMON-STOCKHOLDERS-EQ>               5,302,915<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      8,768
<LONG-TERM-DEBT-NET>                         6,962,448<F3>
<SHORT-TERM-NOTES>                                   0<F1>
<LONG-TERM-NOTES-PAYABLE>                            0<F1><F3>
<COMMERCIAL-PAPER-OBLIGATIONS>                       0<F1>
<LONG-TERM-DEBT-CURRENT-PORT>                  732,077
<PREFERRED-STOCK-CURRENT>                       69,475
<CAPITAL-LEASE-OBLIGATIONS>                    161,602
<LEASES-CURRENT>                               108,348
<OTHER-ITEMS-CAPITAL-AND-LIAB>               9,814,632<F4>
<TOT-CAPITALIZATION-AND-LIAB>               23,160,265
<GROSS-OPERATING-REVENUE>                    6,766,892
<INCOME-TAX-EXPENSE>                           353,477
<OTHER-OPERATING-EXPENSES>                   5,207,053
<TOTAL-OPERATING-EXPENSES>                   5,560,530
<OPERATING-INCOME-LOSS>                      1,206,362
<OTHER-INCOME-NET>                            (38,281)<F5><F6>
<INCOME-BEFORE-INTEREST-EXPEN>               1,168,081
<TOTAL-INTEREST-EXPENSE>                       545,352
<NET-INCOME>                                   622,729
<PREFERRED-STOCK-DIVIDENDS>                     23,756
<EARNINGS-AVAILABLE-FOR-COMM>                  598,973
<COMMON-STOCK-DIVIDENDS>                       342,285
<TOTAL-INTEREST-ON-BONDS>                            0<F7>
<CASH-FLOW-OPERATIONS>                       (992,417)
<EPS-BASIC>                                          0<F7>
<EPS-DILUTED>                                        0<F7>

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.

<F2> Includes other comprehensive income of $7,539 thousand and deductions of
     $10,370 thousand for treasury stock and $12,537 thousand for capital stock and warrant expense.

<F3> $3,617,547 thousand of notes and transitional trust notes are included in
     LONG-TERM-DEBT-NET.

<F4> Includes $350,000 thousand of Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely the Company's subordinated debt securities.

<F5> Includes $29,710 thousand of provision for preferred securities dividends of subsidiary trusts holding solely the Company's subordinated debt securities.

<F6> Includes an extraordinary loss of $27,579 thousand related to the early redemption of long-term debt during 1999.

<F7> This item is not disclosed as a separate line item on the Statement of
     Consolidated Operations.


